Exhibit 99.1

IDEXX Laboratories Announces Second Quarter Results

  Records second quarter revenue growth of 10% reported and 10% organic, driven by CAG Diagnostics recurring revenue growth of 11% reported and 12% organic
  Achieves record second quarter global premium instrument placements, supporting 11% annual installed base growth
  Delivers EPS of $2.67, representing 71% growth as reported and 77% on a comparable basis, including 54% of EPS growth rate benefit from lapping of discrete R&D investments in the second quarter of 2022
  Updates 2023 revenue guidance to $3,660 million - $3,715 million, reflecting 8.5% - 10% growth as reported and organically, driven by projected CAG Diagnostics recurring revenue growth of 10% - 11% as reported and organically
  Increases 2023 EPS outlook to $9.64 - $9.90, a year-over-year increase of 20% - 23% as reported and 24% - 27% on a comparable basis, including ~12% combined EPS growth benefit from a customer contract resolution payment in Q1 2023 and lapping of discrete 2022 R&D investments

WESTBROOK, Maine--(BUSINESS WIRE)--August 1, 2023--IDEXX Laboratories, Inc. (NASDAQ: IDXX), a global leader in pet healthcare innovation, today announced second quarter results.

Second Quarter Results

The Company reports revenues of $944 million for the second quarter of 2023, an increase of 10% reported and 10% organic, driven by Companion Animal Group ("CAG") growth of 11% reported and organic and Water revenue growth of 10% reported and 9% organic. CAG Diagnostics recurring revenue growth of 11% reported and 12% organic was supported by double-digit organic revenue growth in U.S. and international regions, reflecting solid demand for veterinary services and benefits from IDEXX execution drivers. IDEXX innovation and commercial engagement drove record second quarter global premium instrument placements, supporting 11% annual growth in IDEXX's global premium instrument installed base. Veterinary software, services and diagnostic imaging systems revenue grew 12% as reported and 13% organically, reflecting continued high growth in recurring revenues and strong quarterly placements of cloud-based software solutions.

Second quarter earnings per diluted share (“EPS”) were $2.67, an increase of 71% as reported and 77% on a comparable basis, including 54% growth benefit from lapping prior year discrete R&D investments in the second quarter of 2022. EPS results included $0.04 per share in tax benefits from share-based compensation, and $0.07 per share negative impact from currency changes.

"Strong execution by IDEXX commercial and operational teams drove excellent growth results and financial performance in the second quarter," said Jay Mazelsky, President and Chief Executive Officer. "Our customers' increasing embrace of IDEXX innovations, including cloud-based software services, helps them address the growing global demand for pet healthcare by improving efficiency while maintaining quality of care and supporting veterinary teams. We are proud of our progress in advancing our business strategy, aligned with our purpose to create long-term value for our customers, employees, and shareholders by enhancing the health and well-being of pets, people, and livestock."

Second Quarter Performance Highlights

Companion Animal Group

The Companion Animal Group generated revenue growth of 11% reported and organic for the quarter. Strong growth performance was supported by CAG Diagnostics recurring revenue growth of 11% on a reported basis and 12% organically. U.S. CAG Diagnostics organic recurring revenue growth of 12% remained solidly above sector growth levels in the second quarter, reflected in an estimated 1,370 basis point growth premium to U.S. same store clinical visit growth.

Additional U.S. companion animal practice key metrics are available in the Q2 2023 Earnings Snapshot accessible on the IDEXX website, www.idexx.com/investors.

Strong global growth was achieved across IDEXX's testing modalities.

  IDEXX VetLab® consumables generated 14% reported and 15% organic revenue growth, with strong gains across U.S. and international regions supported by benefits from higher net price realization and an expanded global premium instrument installed base.
  Reference laboratory diagnostic and consulting services generated 9% reported and organic revenue growth, driven by strong gains in the U.S. and moderate overall growth in international regions. International growth was constrained by pressure on same-store clinical visit levels, reflecting ongoing macro-economic impacts.
  Rapid assay products revenues grew 11% as reported and 12% organically, driven by strong growth in the U.S., reflecting solid volume gains and benefits from higher net price realization.

Veterinary software, services and diagnostic imaging systems revenues grew 12% as reported and 13% organically, supported by double-digit organic gains in recurring software and digital imaging revenues. Strong demand for cloud-based products continues to support momentum in software solution placements and customer gains.

Water

Water revenues grew 10% on a reported basis and 9% on an organic basis for the quarter, reflecting solid gains across regions, including benefits from net price improvement.

Livestock, Poultry and Dairy (“LPD”)

LPD revenues were flat on a reported basis and grew 1% organically for the quarter, as solid gains in the U.S. were offset by lower herd health screening levels.

Gross Profit and Operating Profit

Gross profits increased 11% as reported and 13% on a comparable basis. Gross margin of 60.7% increased 100 basis points as reported and 160 basis points on a comparable basis. Benefits from net price gains, lab productivity and operational initiatives, improvement in software service gross margins and business mix offset inflationary effects.

Operating margin was 31.4% in the quarter, 1,060 basis points higher than the prior year as reported and 1,130 basis points higher on a comparable basis including a 930 basis point benefit from lapping prior year discrete R&D investments. Operating margin expansion reflects gross margin gains benefiting from strong CAG Diagnostics recurring revenue growth and operating expense declines of 17% as reported and on a comparable basis. Reported operating expense declines include a 26% growth impact from lapping prior year discrete R&D investments. Adjusting for this impact, operating expense growth was modestly below revenue growth, supporting operating margin gains.

2023 Growth and Financial Performance Outlook

The Company is updating its full year revenue growth outlook range to 8.5% - 10% as reported and organically. This reflects no changes to the outlook for organic revenue growth at the high end of the range and an increase of 1% at the low end. The overall reported revenue range was increased by $15 million for updated foreign exchange impact estimates.

The Company refined its full year reported operating margin outlook to 29.3% - 29.7%, incorporating strong first half performance. Operating margin guidance includes a consistent ~60 basis points in year-over-year unfavorable net margin impact from updated foreign currency exchange rate changes, including effects from comparisons to prior year foreign exchange hedge gains.

The Company's higher EPS outlook range of $9.64 - $9.90 increased $0.31 at the low end and $0.15 at the high end, incorporating positive refinements to the full year operational outlook and benefits of $0.06 combined from updated projections for interest expense, foreign exchange impacts, and share-based compensation benefits. This includes an outlook for $0.21 of negative full year impact from foreign exchange changes, primarily related to lapping 2022 hedge gains, an improvement of $0.02 per share compared to prior guidance.

The following table provides the Company's updated outlook for annual key financial metrics in 2023:

Amounts in millions except per share data and percentages

Growth and Financial Performance Outlook	2023

Revenue	$3,660	-	$3,715
Reported growth	8.5%	-	10%
Organic growth	8.5%	-	10%
CAG Diagnostics Recurring Revenue Growth
Reported growth	10%	-	11%
Organic growth	10%	-	11%
Operating Margin	29.3%	-	29.7%
Operating margin expansion	270 bps	-	300 bps
Negative impact of foreign exchange	~ 60 bps
Comparable margin expansion	330 bps	-	360 bps
Positive impact of discrete in-license of technology and customer contract resolution	~ 280 bps
EPS	$9.64	-	$9.90
Reported growth	20%	-	23%
Comparable growth	24%	-	27%
Positive impact of discrete in-license of technology and customer contract resolution	12%
Other Key Metrics
Net interest expense	~ $40
Share-based compensation tax benefit	~ $9
Share-based compensation tax rate benefit	~ 1%
Effective tax rate	21.5%	-	22%
Share-based compensation EPS impact	~ $0.11
Reduction in average shares outstanding	0.5%	-	1%
Operating Cash Flow	100% - 110% of net income
Free Cash Flow	80% - 90% of net income
Capital Expenditures	~ $180

The following table outlines estimates of foreign currency exchange rate impacts, net of foreign currency hedging transactions, and foreign currency exchange rate assumptions reflected in the above financial performance outlook for 2023.

Estimated Foreign Currency Exchange Rate Impacts	2023

Revenue growth rate impact	~ 20 bps
CAG Diagnostics recurring revenue growth rate impact	~ 20 bps
Operating margin growth impact	(~ 60 bps)
EPS impact	(~ $0.21)
EPS growth impact	(~ 3%)

Go-Forward Foreign Currency Exchange Rate Assumptions	2023
In U.S. dollars
euro	$1.10
British pound	$1.27
Canadian dollar	$0.75
Australian dollar	$0.67
Relative to the U.S. dollar
Japanese yen	¥142
Chinese renminbi	¥7.27
Brazilian real	R$4.86

Conference Call and Webcast Information

IDEXX Laboratories, Inc. will be hosting a conference call today at 8:30 a.m. (EDT) to discuss its second quarter 2023 results and management’s outlook. To participate in the conference call, dial 1-877-612-6725 or 1-773-305-6837 and reference passcode 351415. Individuals can access a live webcast of the conference call through a link on the IDEXX website, www.idexx.com/investors. An archived edition of the webcast will be available after 1:00 p.m. (EDT) on that day via the same link and will remain available for one year.

2023 Investor Day

IDEXX Laboratories, Inc. will host its 2023 Investor Day on Thursday, August 10, 2023 from 8:00 am to approximately 12:00 pm (EDT). A live audio webcast and accompanying slide presentations will be available at www.idexx.com/investors. An archived webcast replay of the event will be available approximately one hour following the event at www.idexx.com/investors. For additional information contact investorrelations@idexx.com.

About IDEXX Laboratories, Inc.

IDEXX is a global leader in pet healthcare innovation. Our diagnostic and software products and services create clarity in the complex, constantly evolving world of veterinary medicine. We support longer, fuller lives for pets by delivering insights and solutions that help the veterinary community around the world make confident decisions—to advance medical care, improve efficiency, and build thriving practices. Our innovations also help ensure the safety of milk and water across the world and maintain the health and well-being of people and livestock. IDEXX Laboratories, Inc. is a member of the S&P 500® Index. Headquartered in Maine, IDEXX employs nearly 11,000 people and offers solutions and products to customers in more than 175 countries and territories. For more information about IDEXX, visit www.idexx.com.

Note Regarding Forward-Looking Statements

This earnings release contains statements about the Company’s business prospects and estimates of the Company’s financial results for future periods that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are included above under "2023 Growth and Financial Performance Outlook" and elsewhere and can be identified by the use of words such as "expects", "may", "anticipates", "intends", "would", "will", "plans", "believes", "estimates", "projected", "should", and similar words and expressions. Our forward-looking statements include statements relating to our expectations regarding financial performance; revenue growth and EPS outlooks; operating and free cash flow forecast; projected impact of foreign currency exchange rates and interest rates; projected operating margins and expenses and capital expenditures; projected tax, tax rate and EPS benefits from share-based compensation arrangements; and projected effective tax rates, reduction of average shares outstanding and net interest expense. These statements are intended to provide management's expectation of future events as of the date of this earnings release; are based on management's estimates, projections, beliefs and assumptions as of the date of this earnings release; and are not guarantees of future performance. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, among other things, the matters described under the headings "Business," "Risk Factors," "Legal Proceedings," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosures About Market Risk" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and in the corresponding sections of the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, as well as those described from time to time in the Company’s other filings with the U.S. Securities and Exchange Commission available at www.sec.gov. The Company specifically disclaims any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Statement Regarding Non-GAAP Financial Measures

The following defines terms and conventions and provides reconciliations regarding certain measures used in this earnings release and/or the accompanying earnings conference call that are not required by, or presented in accordance with, generally accepted accounting principles in the United States of America ("GAAP"), otherwise referred to as non-GAAP financial measures. To supplement the Company’s consolidated results presented in accordance with GAAP, the Company has disclosed non-GAAP financial measures that exclude or adjust certain items. Management believes these non-GAAP financial measures provide useful supplemental information for its and investors’ evaluation of the Company’s business performance and liquidity and are useful for period-over-period comparisons of the performance of the Company’s business and its liquidity and to the performance and liquidity of our peers. While management believes that these non-GAAP financial measures are useful in evaluating the Company’s business, this information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures reported by other companies.

Constant currency - Constant currency references are non-GAAP financial measures which exclude the impact of changes in foreign currency exchange rates and are consistent with how management evaluates our performance and comparisons with prior and future periods. We estimated the net impacts of currency on our revenue, gross profit, operating profit, and EPS results by restating results to the average exchange rates or exchange rate assumptions for the comparative period, which includes adjusting for the estimated impacts of foreign currency hedging transactions and certain impacts on our effective tax rates. These estimated currency changes impacted second quarter 2023 results as follows: decreased gross profit growth by 2%, decreased gross margin growth by 60 basis points, decreased operating expense growth by 0%, decreased operating profit growth by 4%, decreased operating profit margin growth by 70 basis points, and decreased EPS growth by 4%. Constant currency revenue growth represents the percentage change in revenue during the applicable period, as compared to the prior year period, excluding the impact of changes in foreign currency exchange rates. See the supplementary analysis of results below for revenue percentage change from currency for the three months and six months ended June 30, 2023 and refer to the 2023 Growth and Financial Performance Outlook section of this earnings release for estimated foreign currency exchange rate impacts on 2023 projections and estimates.

Growth and organic revenue growth - All references to growth and organic growth refer to growth compared to the equivalent prior year period unless specifically noted. Organic revenue growth is a non-GAAP financial measure that represents the percent change in revenue, as compared to the same period for the prior year, net of the impact of changes in foreign currency exchange rates, certain business acquisitions, and divestitures. Management believes that reporting organic revenue growth provides useful information to investors by facilitating easier comparisons of our revenue performance with prior and future periods and to the performance of our peers. Organic revenue growth should be considered in addition to, and not as a replacement of or a superior measure to, revenue growth reported in accordance with GAAP. See the supplementary analysis of results below for a reconciliation of reported revenue growth to organic revenue growth for the three months and six months ended June 30, 2023. Please refer to the constant currency note above for a summary of foreign currency exchange rate impacts. Please refer to the 2023 Growth and Financial Performance Outlook section of this earnings release for estimated full year 2023 organic revenue growth for the Company and CAG Diagnostics recurring revenue growth. The percentage change in revenue resulting from acquisitions represents revenues during the current year period, limited to the initial 12 months from the date of the acquisition, that are directly attributable to business acquisitions. Revenue from acquisitions is not expected to have an impact on projected full year 2023 revenue growth or CAG Diagnostics recurring revenue growth.

Comparable growth metrics - Comparable gross profit growth, comparable gross margin gain (or growth), comparable operating expense growth, comparable operating profit growth and comparable operating margin gain (or growth) are non-GAAP financial measures and exclude the impact of changes in foreign currency exchange rates and non-recurring or unusual items (if any). Please refer to the constant currency note above for a summary of foreign currency exchange rate impacts. Management believes that reporting comparable gross profit growth, comparable gross margin gain (or growth), comparable operating expense growth, comparable operating profit growth and comparable operating margin gain (or growth) provides useful information to investors because it enables better period-over-period comparisons of the fundamental financial results by excluding items that vary independent of performance and provides greater transparency to investors regarding key metrics used by management. Comparable gross profit growth, comparable gross margin gain (or growth), comparable operating expense growth, comparable operating profit growth and comparable operating margin gain (or growth) should be considered in addition to, and not as replacements of or superior measures to, gross profit growth, gross margin gain, operating expense growth, operating profit growth and operating margin gain reported in accordance with GAAP.

The reconciliation of these non-GAAP financial measures is as follows:

	Three Months Ended		Year-over-Year	Six Months Ended		Year-over-Year
	June 30,	June 30,	Change	June 30,	June 30,	Change
Dollar amounts in thousands	2023	2022		2023	2022
Gross Profit (as reported)	$572,850	$514,032	11%	$1,115,821	$1,012,785	10%
Gross margin	60.7%	59.7%	100 bps	60.5%	59.7%	80 bps
Less: comparability adjustments
Change from currency	(8,676)	—		(24,502)	—
Comparable gross profit growth	$581,526	$514,032	13%	$1,140,323	$1,012,785	13%
Comparable gross margin and gross margin gain (or growth)	61.4%	59.7%	160 bps	61.1%	59.7%	140 bps

Operating expenses (as reported)	$276,706	$334,966	(17)%	$539,278	$585,375	(8)%
Less: comparability adjustments
Change from currency	(623)	—		(4,805)	—
Comparable operating expense growth	$277,329	$334,966	(17)%	$544,083	$585,375	(7)%

Income from operations (as reported)	$296,144	$179,066	65%	$576,543	$427,410	35%
Operating margin	31.4%	20.8%	1,060 bps	31.3%	25.2%	610 bps
Less: comparability adjustments
Change from currency	(8,054)	—		(19,698)	—
Comparable operating profit growth	$304,198	$179,066	70%	$596,241	$427,410	40%
Comparable operating margin and operating margin gain (or growth)	32.1%	20.8%	1,130 bps	31.9%	25.2%	680 bps
Amounts presented may not recalculate due to rounding.

Projected 2023 comparable operating margin expansion outlined in the 2023 Growth and Financial Performance Outlook section of this earnings release reflects projected full year 2023 reported operating margin adjusted for estimated positive year-over-year foreign currency exchange rate change impact of approximately 60 basis points.

These impacts described above reconcile reported gross profit growth, gross margin gain, operating expense growth, operating profit growth and operating margin gain (including projected 2023 operating margin expansion) to comparable gross profit growth, comparable gross margin gain, comparable operating expense growth, comparable operating profit growth and comparable operating margin gain for the Company.

Comparable EPS growth - Comparable EPS growth is a non-GAAP financial measure that represents the percentage change in earnings per share (diluted) ("EPS") for a measurement period, as compared to the prior base period, net of the impact of changes in foreign currency exchange rates from the prior base period and excluding the tax benefits of share-based compensation activity under ASU 2016-09, Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, and non-recurring or unusual items (if any). Management believes comparable EPS growth is a more useful way to measure the Company’s business performance than EPS growth because it enables better period-over-period comparisons of the fundamental financial results by excluding items that vary independent of performance and provides greater transparency to investors regarding a key metric used by management. Comparable EPS growth should be considered in addition to, and not as a replacement of or a superior measure to, EPS growth reported in accordance with GAAP. Please refer to the constant currency note above for a summary of foreign currency exchange rate impacts.

The reconciliation of this non-GAAP financial measure is as follows:

	Three Months Ended		Year-over-Year	Six Months Ended		Year-over-Year
	June 30,	June 30,	Growth	June 30,	June 30,	Growth
	2023	2022		2023	2022
Earnings per share (diluted)	$2.67	$1.56	71%	$5.22	$3.82	37%
Less: comparability adjustments
Share-based compensation activity	0.04	0.03		0.10	0.09
Change from currency	(0.07)	—		(0.18)	—
Comparable EPS growth	2.70	1.53	77%	5.30	3.73	42%
Amounts presented may not recalculate due to rounding.

Projected 2023 comparable EPS growth outlined in the 2023 Growth and Financial Performance Outlook section of this earnings release reflects adjustments including estimated positive share-based compensation activity of $0.11 and estimated negative year-over-year foreign currency exchange rate change impact of $0.21.

These impacts and those described in the constant currency note above reconcile reported EPS growth (including projected 2023 reported EPS growth) to comparable EPS growth for the Company.

Free cash flow - Free cash flow is a non-GAAP financial measure and means, with respect to a measurement period, the cash generated from operations during that period, reduced by the Company’s investments in property and equipment. Management believes free cash flow is a useful measure because it indicates the cash the operations of the business are generating after appropriate reinvestment for recurring investments in property and equipment that are required to operate the business. Free cash flow should be considered in addition to, and not as a replacement of or a superior measure to, net cash provided by operating activities. See the supplementary analysis of results below for our calculation of free cash flow for the three and six months ended June 30, 2023 and 2022. To estimate projected 2023 free cash flow, we have deducted projected purchases of property and equipment (also referred to as capital expenditures) of approximately $180 million. Free cash flow conversion, or the net income to free cash flow ratio, is a non-GAAP financial measure that is defined as free cash flow, with respect to a measurement period, divided by net income for the same period. To calculate trailing twelve-month net income to free cash flow ratio for the twelve months ended June 30, 2023, we have deducted purchases of property and equipment of approximately $154 million from net cash provided from operating activities of approximately $747 million, divided by net income of approximately $791 million.

Debt to Adjusted EBITDA (Leverage Ratios) - Adjusted EBITDA, gross debt, and net debt are non-GAAP financial measures. Adjusted EBITDA is a non-GAAP financial measure of earnings before interest, taxes, depreciation, amortization, non-recurring transaction expenses incurred in connection with acquisitions, share-based compensation expense, and certain other non-cash losses and charges. Management believes that reporting Adjusted EBITDA, gross debt and net debt in the Debt to Adjusted EBITDA ratios provides supplemental analysis to help investors further evaluate the Company's business performance and available borrowing capacity under the Company's credit facility. Adjusted EBITDA, gross debt, and net debt should be considered in addition to, and not as replacements of or superior measures to, net income or total debt reported in accordance with GAAP. For further information on how Adjusted EBITDA and the Debt to Adjusted EBITDA Ratios are calculated, see the Company's Annual Report on Form 10-K for the year ended December 31, 2022 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2023.

IDEXX Laboratories, Inc. and Subsidiaries
Condensed Consolidated Statement of Operations
Amounts in thousands except per share data (Unaudited)
		Three Months Ended		Six Months Ended
		June 30,	June 30,	June 30,	June 30,
		2023	2022	2023	2022
Revenue:	Revenue	$943,630	$860,546	$1,843,825	$1,697,095
Expenses and Income:	Cost of revenue	370,780	346,514	728,004	684,310
	Gross profit	572,850	514,032	1,115,821	1,012,785
	Sales and marketing	140,532	130,257	288,336	262,549
	General and administrative	89,669	81,488	159,770	159,437
	Research and development	46,505	123,221	91,172	163,389
	Income from operations	296,144	179,066	576,543	427,410
	Interest expense, net	(10,215)	(7,983)	(22,926)	(14,836)
	Income before provision for income taxes	285,929	171,083	553,617	412,574
	Provision for income taxes	61,693	39,104	115,327	86,630
Net Income:	Net income attributable to stockholders	$224,236	$131,979	$438,290	$325,944
	Earnings per share: Basic	$2.70	$1.57	$5.28	$3.87
	Earnings per share: Diluted	$2.67	$1.56	$5.22	$3.82
	Shares outstanding: Basic	83,086	83,922	83,039	84,164
	Shares outstanding: Diluted	83,983	84,858	83,980	85,222

IDEXX Laboratories, Inc. and Subsidiaries
Selected Operating Information (Unaudited)
		Three Months Ended		Six Months Ended
		June 30,	June 30,	June 30,	June 30,
		2023	2022	2023	2022
Operating Ratios	Gross profit	60.7%	59.7%	60.5%	59.7%
(as a percentage of revenue):	Sales, marketing, general and administrative expense	24.4%	24.6%	24.3%	24.9%
	Research and development expense	4.9%	14.3%	4.9%	9.6%
	Income from operations[1]	31.4%	20.8%	31.3%	25.2%

[1]Amounts presented may not recalculate due to rounding.

IDEXX Laboratories, Inc. and Subsidiaries
Segment Information
Amounts in thousands (Unaudited)

		Three Months Ended
		June 30, 2023	Percent of Revenue	June 30, 2022	Percent of Revenue

Revenue:	CAG	$866,652		$784,087
	Water	43,029		39,195
	LPD	29,911		29,889
	Other	4,038		7,375
	Total	$943,630		$860,546

Gross Profit:	CAG	$525,709	60.7%	$466,254	59.5%
	Water	30,319	70.5%	27,359	69.8%
	LPD	16,086	53.8%	16,996	56.9%
	Other	736	18.2%	3,423	46.4%
	Total	$572,850	60.7%	$514,032	59.7%

Income from Operations:	CAG	$275,509	31.8%	$156,526	20.0%
	Water	19,820	46.1%	17,920	45.7%
	LPD	1,951	6.5%	3,230	10.8%
	Other	(1,136)	(28.1)%	1,390	18.8%
	Total	$296,144	31.4%	$179,066	20.8%

		Six Months Ended
		June 30, 2023	Percent of Revenue	June 30, 2022	Percent of Revenue

Revenue:	CAG	$1,693,931		$1,545,271
	Water	81,912		75,566
	LPD	59,119		60,759
	Other	8,863		15,499
	Total	$1,843,825		$1,697,095

Gross Profit:	CAG	$1,024,466	60.5%	$915,353	59.2%
	Water	57,587	70.3%	53,096	70.3%
	LPD	31,139	52.7%	36,543	60.1%
	Other	2,629	29.7%	7,793	50.3%
	Total	$1,115,821	60.5%	$1,012,785	59.7%

Income from Operations:	CAG	$537,259	31.7%	$379,651	24.6%
	Water	36,791	44.9%	34,574	45.8%
	LPD	3,259	5.5%	9,967	16.4%
	Other	(766)	(8.6)%	3,218	20.8%
	Total	$576,543	31.3%	$427,410	25.2%

IDEXX Laboratories, Inc. and Subsidiaries
Revenues and Revenue Growth Analysis by Product and Service Categories and by Domestic and International Markets
Amounts in thousands (Unaudited)

	Three Months Ended
	June 30, 2023	June 30, 2022	Dollar Change	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]
Net Revenue
CAG	$866,652	$784,087	$82,565	10.5%	(0.5%)	—	11.0%
United States	594,395	532,626	61,769	11.6%	—	—	11.6%
International	272,257	251,461	20,796	8.3%	(1.5%)	—	9.7%
Water	43,029	39,195	3,834	9.8%	(1.2%)	1.7%	9.2%
United States	21,208	19,533	1,675	8.6%	—	1.4%	7.2%
International	21,821	19,662	2,159	11.0%	(2.4%)	2.1%	11.3%
LPD	29,911	29,889	22	0.1%	(0.5%)	—	0.6%
United States	4,422	3,742	680	18.2%	—	—	18.2%
International	25,489	26,147	(658)	(2.5%)	(0.6%)	—	(1.9%)
Other	4,038	7,375	(3,337)	(45.2%)	—	—	(45.3%)
Total Company	$943,630	$860,546	$83,084	9.7%	(0.5%)	0.1%	10.1%
United States	621,607	559,825	61,782	11.0%	—	—	11.0%
International	322,023	300,721	21,302	7.1%	(1.4%)	0.1%	8.4%

	Three Months Ended
	June 30, 2023	June 30, 2022	Dollar Change	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]
Net CAG Revenue
CAG Diagnostics recurring revenue:	$762,476	$685,413	$77,063	11.2%	(0.5%)	—	11.7%
IDEXX VetLab consumables	303,735	266,079	37,656	14.2%	(0.7%)	—	14.9%
Rapid assay products	97,340	87,481	9,859	11.3%	(0.3%)	—	11.6%
Reference laboratory diagnostic and consulting services	330,106	304,130	25,976	8.5%	(0.3%)	—	8.9%
CAG Diagnostics services and accessories	31,295	27,723	3,572	12.9%	(0.7%)	—	13.6%
CAG Diagnostics capital – instruments	34,054	36,227	(2,173)	(6.0%)	(0.3%)	—	(5.7%)
Veterinary software, services and diagnostic imaging systems	70,122	62,447	7,675	12.3%	(0.4%)	—	12.6%
Net CAG revenue	$866,652	$784,087	$82,565	10.5%	(0.5%)	—	11.0%

	Three Months Ended
	June 30, 2023	June 30, 2022	Dollar Change	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]

CAG Diagnostics recurring revenue:	$762,476	$685,413	$77,063	11.2%	(0.5%)	—	11.7%
United States	$517,388	$460,357	$57,031	12.4%	—	—	12.4%
International	$245,088	$225,056	$20,032	8.9%	(1.5%)	—	10.4%
[1]See Statements Regarding Non-GAAP Financial Measures, above. Amounts presented may not recalculate due to rounding.

IDEXX Laboratories, Inc. and Subsidiaries
Revenues and Revenue Growth Analysis by Product and Service Categories and by Domestic and International Markets
Amounts in thousands (Unaudited)

	Six Months Ended
	June 30, 2023	June 30, 2022	Dollar Change	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]
Net Revenue
CAG	$1,693,931	$1,545,271	$148,660	9.6%	(1.3%)	—	11.0%
United States	1,158,922	1,032,392	126,530	12.3%	—	—	12.3%
International	535,009	512,879	22,130	4.3%	(3.9%)	—	8.2%
Water	81,912	75,566	6,346	8.4%	(2.0%)	1.7%	8.7%
United States	41,128	37,364	3,764	10.1%	—	0.7%	9.3%
International	40,784	38,202	2,582	6.8%	(4.0%)	2.6%	8.1%
LPD	59,119	60,759	(1,640)	(2.7%)	(2.2%)	—	(0.5%)
United States	8,965	7,602	1,363	17.9%	—	—	17.9%
International	50,154	53,157	(3,003)	(5.6%)	(2.5%)	—	(3.2%)
Other	8,863	15,499	(6,636)	(42.8%)	(0.1%)	—	(42.8%)
Total Company	$1,843,825	$1,697,095	$146,730	8.6%	(1.4%)	0.1%	10.0%
United States	1,212,020	1,085,731	126,289	11.6%	—	—	11.6%
International	631,805	611,364	20,441	3.3%	(3.7%)	0.2%	6.9%

	Six Months Ended
	June 30, 2023	June 30, 2022	Dollar Change	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]
Net CAG Revenue
CAG Diagnostics recurring revenue:	$1,489,378	$1,350,223	$139,155	10.3%	(1.4%)	—	11.7%
IDEXX VetLab consumables	594,849	533,252	61,597	11.6%	(1.9%)	—	13.4%
Rapid assay products	179,372	162,000	17,372	10.7%	(0.8%)	—	11.6%
Reference laboratory diagnostic and consulting services	653,286	599,205	54,081	9.0%	(1.1%)	—	10.1%
CAG Diagnostics services and accessories	61,871	55,766	6,105	10.9%	(1.9%)	—	12.9%
CAG Diagnostics capital – instruments	67,198	73,224	(6,026)	(8.2%)	(1.6%)	—	(6.6%)
Veterinary software, services and diagnostic imaging systems	137,355	121,824	15,531	12.7%	(0.6%)	—	13.3%
Net CAG revenue	$1,693,931	$1,545,271	$148,660	9.6%	(1.3%)	—	11.0%

	Six Months Ended
	June 30, 2023	June 30, 2022	Dollar Change	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]

CAG Diagnostics recurring revenue:	$1,489,378	$1,350,223	$139,155	10.3%	(1.4%)	—	11.7%
United States	$1,008,728	$892,859	$115,869	13.0%	—	—	13.0%
International	$480,650	$457,364	$23,286	5.1%	(4.0%)	—	9.1%
[1]See Statements Regarding Non-GAAP Financial Measures, above. Amounts presented may not recalculate due to rounding.

IDEXX Laboratories, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet
Amounts in thousands (Unaudited)
		June 30, 2023	December 31, 2022

Assets:	Current Assets:
	Cash and cash equivalents	$132,838	$112,546
	Accounts receivable, net	461,858	400,619
	Inventories	395,141	367,823
	Other current assets	189,188	220,489
	Total current assets	1,179,025	1,101,477
	Property and equipment, net	683,270	649,474
	Other long-term assets, net	1,008,511	995,814
	Total assets	$2,870,806	$2,746,765
Liabilities and Stockholders'
Equity:	Current Liabilities:
	Accounts payable	$107,664	$110,221
	Accrued liabilities	399,425	433,662
	Line of credit	264,000	579,000
	Current portion of long-term debt	74,991	74,982
	Deferred revenue	37,779	37,938
	Total current liabilities	883,859	1,235,803
	Long-term debt, net of current portion	696,844	694,387
	Other long-term liabilities, net	196,242	207,838
	Total long-term liabilities	893,086	902,225
	Total stockholders' equity	1,093,861	608,737
	Total liabilities and stockholders' equity	$2,870,806	$2,746,765

IDEXX Laboratories, Inc. and Subsidiaries
Selected Balance Sheet Information (Unaudited)
		June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Selected Balance Sheet Information:	Days sales outstanding[1]	43.9	42.9	43.4	43.4	43.2
	Inventory turns[2]	1.3	1.3	1.3	1.3	1.5

[1]Days sales outstanding represents the average of the accounts receivable balances at the beginning and end of each quarter divided by revenue for that quarter, the result of which is then multiplied by 91.25 days.

[2]Inventory turns represent inventory-related cost of product revenue for the twelve months preceding each quarter-end divided by the average inventory balances at the beginning and end of each quarter.

IDEXX Laboratories, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flows
Amounts in thousands (Unaudited)
		Six Months Ended
		June 30, 2023	June 30, 2022

Operating:	Cash Flows from Operating Activities:
	Net income	$438,290	$325,944
	Non-cash adjustments to net income	76,246	61,563
	Changes in assets and liabilities	(130,310)	(206,951)
	Net cash provided by operating activities	384,226	180,556
Investing:	Cash Flows from Investing Activities:
	Purchases of property and equipment	(66,981)	(61,924)
	Equity investment	—	(25,000)
	Acquisition of intangible assets	—	(10,000)
	Net cash used by investing activities	(66,981)	(96,924)
Financing:	Cash Flows from Financing Activities:
	(Repayments) borrowings under credit facility, net	(315,000)	537,500
	Payment of senior debt	—	(75,000)
	Proceeds from maturity of net investment hedges	6,256	—
	Payments for the acquisition-related contingent consideration and holdbacks	(1,780)	(2,816)
	Repurchases of common stock	—	(573,060)
	Proceeds from exercises of stock options and employee stock purchase plans	23,086	18,379
	Shares withheld for statutory tax withholding payments on restricted stock	(9,676)	(10,390)
	Net cash used by financing activities	(297,114)	(105,387)
	Net effect of changes in exchange rates on cash	161	(8,337)
	Net increase (decrease) in cash and cash equivalents	20,292	(30,092)
	Cash and cash equivalents, beginning of period	112,546	144,454
	Cash and cash equivalents, end of period	$132,838	$114,362

IDEXX Laboratories, Inc. and Subsidiaries
Free Cash Flow
Amounts in thousands except per share data (Unaudited)
		Three Months Ended		Six Months Ended
		June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022

Free Cash Flow:	Net cash provided by operating activities	$200,314	$65,850	$384,226	$180,556
	Investing cash flows attributable to purchases of property and equipment	(27,470)	(30,086)	(66,981)	(61,924)
	Free cash flow[1]	$172,844	$35,764	$317,245	$118,632

[1]See Statements Regarding Non-GAAP Financial Measures, above.

IDEXX Laboratories, Inc. and Subsidiaries
Common Stock Repurchases
Amounts in thousands except per share data (Unaudited)
	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022

Shares repurchased in the open market	—	809	—	1,311
Shares acquired through employee surrender for statutory tax withholding	—	—	19	21
Total shares repurchased	—	809	19	1,332

Cost of shares repurchased in the open market	$ —	$313,455	$ —	$576,238
Cost of shares for employee surrenders	$79	$52	$9,676	$10,390
Total cost of shares	$79	$313,507	$9,676	$586,628

Average cost per share – open market repurchases	$ —	$ 387.78	$ —	$ 439.63
Average cost per share – employee surrenders	$ 469.84	$ 369.63	$ 503.35	$ 504.60
Average cost per share – total	$ 469.84	$ 387.78	$ 503.35	$ 440.63

Contacts

John Ravis, Investor Relations, 1-207-556-8155